Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-122339) pertaining to Dyadic International, Inc.'s 2001 Equity Compensation Plan of our report dated April 14, 2005 with respect to the consolidated financial statements of Dyadic International, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
Certified Public Accountants
West Palm Beach, Florida
April 14, 2005